POWER OF ATTORNEY

Know all by these presents, that I hereby constitute and appoint Gregory G. Freitag as my true and lawful attorney in fact and agent with full power of substitution for me and in my name, place and stead, to:

1.	execute for me and on my behalf, in my capacity as an officer and/or director of LecTec Corporation, Forms 3, 4 or 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder;

2.	do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to me, in my best interest or legally required by me, it being understood that the documents executed by such attorney in fact on my behalf pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

I hereby grant to such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the attorney in fact, in serving in such capacity at my request, is not assuming, nor is LecTec Corporation assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities of LecTec Corporation, unless earlier revoked by me in a signed writing delivered to the attorneys in fact named above.

IN WITNESS WHEREOF, I have signed this Power of Attorney on September 30, 2010.

/s/ Robert Rudelius